UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2022

DIGITALBRIDGE GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37980	46-4591526
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
750 Park of Commerce Drive, Suite 210
Boca Raton, Florida 33487
(Address of Principal Executive Offices, Including Zip Code)
(561) 544-7475
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value	DBRG	New York Stock Exchange
Preferred Stock, 7.125% Series H Cumulative Redeemable, $0.01 par value	DBRG.PRH	New York Stock Exchange
Preferred Stock, 7.15% Series I Cumulative Redeemable, $0.01 par value	DBRG.PRI	New York Stock Exchange
Preferred Stock, 7.125% Series J Cumulative Redeemable, $0.01 par value	DBRG.PRJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01.     Entry into a Material Definitive Agreement.

Equity Purchase Agreement

On April 27, 2022, DigitalBridge Group, Inc. (the “Company”), through the Company’s operating company, DigitalBridge Operating Company, LLC (“DBOC”), and DigitalBridge Investment Holdco, LLC (the “Buyer”), a wholly-owned indirect subsidiary of DBOC, entered into an Equity Purchase Agreement (the “Agreement”) with AMP Group Holdings Limited and AMP Capital Investors International Holdings Limited (the “Seller”), pursuant to which the Buyer has agreed to acquire certain interests comprising Seller’s global infrastructure equity investment management business (the “Transaction”), for a base purchase price of AUD 458,000,000, subject to certain customary adjustments, and potential earn-out consideration of up to AUD 180,000,000 based primarily on FEEUM (as defined in the Agreement) raised for the third and fourth flagship funds in the Global Infrastructure Fund series, as described in additional detail in the Agreement.

The Agreement contains customary representations and warranties which will survive, with certain exceptions, until the 18-month anniversary of the closing of the Transaction, and each party has agreed to indemnify the other with respect to these and certain other obligations under the Agreement. In addition, each party has agreed to customary covenants, including to use commercially reasonable efforts to promptly take all reasonable actions to consummate the Transaction.

The Company currently expects the Transaction to be completed in 2022; however, the Agreement contains customary closing conditions, including required regulatory approvals, and there is no assurance that the Transaction will close in the timeframe contemplated. The Agreement provides certain termination rights for each of the Buyer and the Seller, including in the event the Closing has not occurred by April 30, 2023.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

On April 27, 2022, the Company issued a press release announcing the signing of the Agreement described above. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein. In addition, on April 27, 2022, the Company made available a transaction summary presentation on the Company’s website. A copy of the presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Cautionary Statement regarding Forward-Looking Statements

This current report may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies,anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Factors that might cause such a difference include, without limitation, whether the Transaction will be completed within the time frame and on the terms anticipated or at all, whether the Company will realize any of the anticipated benefits from the Transaction, and other risks and uncertainties, including those detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and its other reports filed from time to time with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. The Company cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this current report. The Company is under no duty to update any of these forward-looking statements after the date of this current report on Form 8-K, nor to conform prior statements to actual results or revised expectations, and the Company does not intend to do so.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description
10.1
Equity Purchase Agreement, by and among AMP Group Holdings Limited, AMP Capital Investors International Holdings Limited, DigitalBridge Operating Company, LLC and DigitalBridge Investment Holdco, LLC, dated as of April 27, 2022

99.1	Press Release, dated April 27, 2022
99.2	Presentation, dated April 27, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 29, 2022	DIGITALBRIDGE GROUP, INC.

		By:	/s/ Jacky Wu
Jacky Wu
Executive Vice President and Chief Financial Officer